EXHIBIT 99.1


[LOGO]
                                  LISTING REPORT
                          ETL TESTING LABORATORIES, INC.


               4317-A PARK DRIVE, NW          NORCROSS, GA 30093

Order No. J97006279-215                                         Date: 05/20/97

                             REPORT NO. J97*6279-001

                        INSPECTION, TESTS AND EVALUATION
                                      OF A
                                  PARTS WASHER


                                   RENDERED TO


                             MANSUR INDUSTRIES, INC.
                                    MIAMI, FL



GENERAL:

This report gives the results of the inspection, tests and evaluation of a parts washer for compliance with applicable requirements of the Standard for Solvent Distillation Units (UL 2208, 1st Ed.) and the Standard for Electric Heating Appliances (CAN/CSA-C22.2 No. 88, 1958 Ed.). This investigation was authorized by po# 000840-00. The sample was provided by the client and tested at Participant's facility.

                       Solvent Distillation Units - UL 2208
                      Electric Heating Appliances - CSA 88

Participant:        Mansur Industries, Inc.
                    8425 SW 129th Terrace
                    Miami, FL 33156
Contact:            Paul Mansur, 305/232-6768 phone, 305/232-6818 fax






 An independent organization testing for safety, performance. and certification.
================================================================================
All services undertaken subject to the following general policy: Reports are submitted for exclusive use of the clients to whom they are addressed. Their significance subject to the adequacy and representative character of the samples and to the comprehensiveness of the tests. examinations or surveys made. No quotations from reports or use of ETL s name is permitted except as expressly authorized by ETL in writing.


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                         ETL TESTING LABORATORIES, INC.

Report No. J97*6279-001              Page 2 of 4               Issued: 05/20/97


                                  CONSTRUCTION


PRODUCT COVERED

Parts Washer; Series 500, models 500, 550, 555, 570





PRODUCT DESCRIPTION

The product covered by this report is a stand-alone recycling parts washer. The solvent used is Ashland Chemical 140 3%, an aliphatic hydrocarbon petroleum distillate (mineral spirits). Dirty solvent is heated in the distillation tank, the vapors are evacuated under vacuum into a cooling condenser, and the resulting clean liquid solvent is stored in an internal storage tank. The solvent is transferred by a pump into the parts washing basin (either single or dual stations).

Hazardous vapors are contained within welded steel enclosures with metallic pressure fittings.

The product is floor-standing, stationary, and provided with a non-detachable supply cord.




MODEL SIMILARITY

Model 500 - single parts-washing basin
Model 570 - similar to 500 but basin is larger
Model 550 - two side-by-side basins with two wash pumps and on/off controls Model 555 - two front-to-back basins with two wash pumps and on/off controls

All models contain a single solvent-recycling system.



ELECTRICAL RATINGS

115V, 12A, 60Hz


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                         ETL TESTING LABORATORIES, INC.

Report No. J97*6279-001              Page 3 of 4               Issued: 05/20/97


                                TEST PERFORMANCE

A representative sample of the product was tested in accordance with the Standard for Standard for Solvent Distillation Units (UL 2208, 1st Ed.) and the Standard for Electric Heating Appliances (CAN/CSA-C22.2 No. 88, 1958 Ed.).

               The following tests were performed:

               Power Input
               Leakage Current
               Normal Temperature
               Dielectric Voltage-Withstand
               Normal Operation
               Abnormal Operation
                    Dry Operation
                    Locked Rotor
                    Component Failure
               Resistance to Impact
               Overfill
               Strain Relief

Results of the tests indicate the specimens conform to applicable test criteria.


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                         ETL TESTING LABORATORIES, INC.

Report No. J97*6279-001              Page 4 of 4               Issued: 05/20/97


                                   CONCLUSION

A representative sample of the product covered by this report has been evaluated and found to comply with the applicable requirements of the Standard for Standard for Solvent Distillation Units (UL 2208, 1st Ed.) and the Standard for Electric Heating Appliances (CAN/CSA-C22.2 No. 88, 1958 Ed.).








Report prepared by:                     Report approved by:



/s/ ALAN GELLER                         /s/ DOUGLAS K. TUCKER
-----------------------                 -------------------------
Alan Geller                             Douglas K. Tucker, P.E.
Senior Project Engineer                 Staff Engineer